Exhibit 4.7

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Sixth Supplemental Indenture”), dated as of May 7, 2020, among T-Mobile USA, Inc. (the “Issuer”), the entities listed on Schedule I hereto (the “New Guarantors”), the existing guarantors signatory hereto (the “Existing Guarantors”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”) under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer is party to the Indenture, dated as of April 9, 2020 (the “Base Indenture”) among the Issuer, T-Mobile US, Inc., a Delaware corporation, as a guarantor, and the Trustee, as amended and supplemented (a) with respect to the Issuer’s 3.500% Senior Secured Notes due 2025 by the First Supplemental Indenture dated as of April 9, 2020, (b) with respect to the Issuer’s 3.750% Senior Secured Notes due 2027 by the Second Supplemental Indenture dated as of April 9, 2020, (c) with respect to the Issuer’s 3.875% Senior Secured Notes due 2030 by the Third Supplemental Indenture dated as of April 9, 2020, (d) with respect to the Issuer’s 4.375% Senior Secured Notes due 2040 by the Fourth Supplemental Indenture dated as of April 9, 2020 and (e) with respect to the Issuer’s 4.500% Senior Secured Notes due 2050 by the Fifth Supplemental Indenture dated as of April 9, 2020 (the Base Indenture as so amended and supplemented, the “Indenture”);

WHEREAS, Section 4.09 of the Indenture provides that under certain circumstances the Issuer is required to cause the New Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which each of the New Guarantors shall become a Guarantor of the applicable Notes on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer, the Existing Guarantors and the New Guarantors are authorized to execute and deliver this Sixth Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the New Guarantors, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the applicable Notes as follows:

1. Defined Terms. As used in this Sixth Supplemental Indenture, capitalized terms used but not defined herein shall have the meaning set forth in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Sixth Supplemental Indenture refer to this Sixth Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee. The New Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuer’s obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X thereof.

3. Notices. All notices or other communications to the Issuer and the New Guarantors shall be given as provided in Section 12.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly contemplated hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

5. Governing Law. THIS SIXTH SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

6 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Sixth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the New Guarantors and the Issuer.

7. Counterpart Originals. This Sixth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Sixth Supplemental Indenture and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Sixth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Sixth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes. The parties may sign any number of copies of this Sixth Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

8. Headings, etc. The headings of the Articles and Sections of this Sixth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Sixth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signatures on following page]

2

IN WITNESS WHEREOF, the parties hereto have caused this Sixth Supplemental Indenture to be duly executed, as of the date first above written.

SFE 1, LLC
SFE 2, LLC

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and
Chief Financial Officer

[Sixth Supplemental Indenture]

T-MOBILE USA, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and
Chief Financial Officer

T-MOBILE US, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and
Chief Financial Officer

[Sixth Supplemental Indenture]

IBSV LLC

LAYER3 TV, INC.

L3TV CHICAGOLAND CABLE SYSTEM, LLC

L3TV COLORADO CABLE SYSTEM, LLC

L3TV DALLAS CABLE SYSTEM, LLC

L3TV DC CABLE SYSTEM, LLC

L3TV DETROIT CABLE SYSTEM, LLC

L3TV LOS ANGELES CABLE SYSTEM, LLC

L3TV MINNEAPOLIS CABLE SYSTEM, LLC

L3TV NEW YORK CABLE SYSTEM, LLC

L3TV PHILADELPHIA CABLE SYSTEM, LLC

L3TV SAN FRANCISCO CABLE SYSTEM, LLC

L3TV SEATTLE CABLE SYSTEM, LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NETWORKS CALIFORNIA, LLC

METROPCS NETWORKS FLORIDA, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

PUSHSPRING, INC.

T-MOBILE CENTRAL LLC

T-MOBILE FINANCIAL LLC

T-MOBILE LEASING LLC

T-MOBILE LICENSE LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PCS HOLDINGS LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES CORPORATION

T-MOBILE SOUTH LLC

T-MOBILE SUBSIDIARY IV LLC

T-MOBILE WEST LLC

THEORY MOBILE, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Authorized Person

[Sixth Supplemental Indenture]

SPRINT CORPORATION, a Delaware corporation

SPRINT COMMUNICATIONS, INC.

SPRINT CAPITAL CORPORATION

ALDA WIRELESS HOLDINGS, LLC

AMERICAN TELECASTING DEVELOPMENT, LLC

AMERICAN TELECASTING OF ANCHORAGE, LLC

AMERICAN TELECASTING OF COLUMBUS, LLC

AMERICAN TELECASTING OF DENVER, LLC

AMERICAN TELECASTING OF FORT MYERS, LLC

AMERICAN TELECASTING OF FT. COLLINS, LLC

AMERICAN TELECASTING OF GREEN BAY, LLC

AMERICAN TELECASTING OF LANSING, LLC

AMERICAN TELECASTING OF LINCOLN, LLC

AMERICAN TELECASTING OF LITTLE ROCK, LLC

AMERICAN TELECASTING OF LOUISVILLE, LLC

AMERICAN TELECASTING OF MEDFORD, LLC

AMERICAN TELECASTING OF MICHIANA, LLC

AMERICAN TELECASTING OF MONTEREY, LLC

AMERICAN TELECASTING OF REDDING, LLC

AMERICAN TELECASTING OF SANTA BARBARA, LLC

AMERICAN TELECASTING OF SEATTLE, LLC

AMERICAN TELECASTING OF SHERIDAN, LLC

AMERICAN TELECASTING OF YUBA CITY, LLC

APC REALTY AND EQUIPMENT COMPANY, LLC

ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC

ASSURANCE WIRELESS USA, L.P.

ATI SUB, LLC

BOOST WORLDWIDE, LLC

BROADCAST CABLE, LLC

CLEAR WIRELESS LLC

CLEARWIRE COMMUNICATIONS LLC

CLEARWIRE CORPORATION

CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC

CLEARWIRE IP HOLDINGS LLC

CLEARWIRE LEGACY LLC

CLEARWIRE SPECTRUM HOLDINGS II LLC

CLEARWIRE SPECTRUM HOLDINGS III LLC

CLEARWIRE SPECTRUM HOLDINGS LLC

CLEARWIRE XOHM LLC

By:	/s/ J. Braxton Carter

Name:	J. Braxton Carter
Title:	Executive Vice President and
Chief Financial Officer

[Sixth Supplemental Indenture]

FIXED WIRELESS HOLDINGS, LLC

FRESNO MMDS ASSOCIATES, LLC

INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION

KENNEWICK LICENSING, LLC

MINORCO, LLC

NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.

NEXTEL OF NEW YORK, INC.

NEXTEL RETAIL STORES, LLC

NEXTEL SOUTH CORP.

NEXTEL SYSTEMS, LLC

NEXTEL WEST CORP.

NSAC, LLC

PCTV GOLD II, LLC

PCTV SUB, LLC

PEOPLE’S CHOICE TV OF HOUSTON, LLC

PEOPLE’S CHOICE TV OF ST. LOUIS, LLC

PRWIRELESS PR, LLC

SIHI NEW ZEALAND HOLDCO, INC.

SN HOLDINGS (BR I) LLC

SN UHC 1, INC.

SN UHC 3, INC.

SN UHC 4, INC.

SPEEDCHOICE OF DETROIT, LLC

SPEEDCHOICE OF PHOENIX, LLC

SPRINT (BAY AREA), LLC

SPRINT COMMUNICATIONS COMPANY L.P.

SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.

SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.

SPRINT CONNECT LLC

SPRINT CORPORATION, a Kansas corporation

SPRINT CORPORATION, a Missouri corporation

SPRINT EBUSINESS, INC.

SPRINT ENTERPRISE MOBILITY, LLC

SPRINT ENTERPRISE NETWORK SERVICES, INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and
Chief Financial Officer

[Sixth Supplemental Indenture]

SPRINT EWIRELESS, INC.

SPRINT HOLDCO, LLC

SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION

SPRINT INTERNATIONAL HOLDING, INC.

SPRINT INTERNATIONAL INCORPORATED

SPRINT INTERNATIONAL NETWORK COMPANY LLC

SPRINT PCS ASSETS, L.L.C.

SPRINT SOLUTIONS, INC.

SPRINT SPECTRUM HOLDING COMPANY, LLC

SPRINT SPECTRUM REALTY COMPANY, LLC

SPRINT/UNITED MANAGEMENT COMPANY

SWV SIX, INC.

TDI ACQUISITION SUB, LLC

TRANSWORLD TELECOM II, LLC

US TELECOM, INC.

USST OF TEXAS, INC.

UTELCOM LLC

VIRGIN MOBILE USA – EVOLUTION, LLC

VMU GP, LLC

WBS OF AMERICA, LLC

WBS OF SACRAMENTO, LLC

WBSY LICENSING, LLC

WCOF, LLC

WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.

WIRELINE LEASING CO., INC.

By:	/s/ J. Braxton Carter
	Name:	J. Braxton Carter
	Title:	Executive Vice President and
Chief Financial Officer

[Sixth Supplemental Indenture]

SPRINTCOM, INC. SPRINT SPECTRUM L.P.

By:	/s/ David A. Miller
	Name:	David A. Miller
	Title:	Executive Vice President,
General Counsel and Secretary

[Sixth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Jeffrey Schoenfeld
	Name:	Jeffrey Schoenfeld
	Title:	Vice President

By:	/s/ Debra A. Schwalb
	Name:	Debra A. Schwalb
	Title:	Vice President

[Sixth Supplemental Indenture]

Schedule I

Entity	Jurisdiction of Organization
SFE 1, LLC	Delaware
SFE 2, LLC	Delaware